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                                   EXHIBIT 23


                        CONSENT OF INDEPENDENT ACCOUNTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-23514, 33-49422 and 33-49526) of CONMED Corporation of our report dated February 10, 1998 appearing on page F-1 of the 1997 Annual Report on Form 10-K.


PRICE WATERHOUSE LLP

Syracuse, New York
February 23, 1998